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                                                                     EXHIBIT 23










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-76518, No. 333-70135, No. 333-82673, No. 333-35978 and No. 333-40256 on Form
S-8 and No. 333-85662 on Form S-3 of M/I Schottenstein Homes, Inc. of our reports dated February 14, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
---------------------------------
Deloitte & Touche LLP

Columbus, Ohio
March 31, 2003